Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP OF DYNAGAS LNG PARTNERS LP AS A LIMITED PARTNERSHIP

DUPLICATE COPY

The original of this Document was filed in accordance with Section 10 of the Limited Partnership Act on

NON RESIDENT
May 30, 2013
/s/ Illegible
Deputy Registrar

Reg. No. 950060

CERTIFICATE OF LIMITED PARTNERSHIP
OF
DYNAGAS LNG PARTNERS LP
PURSUANT TO SECTION 10 OF THE MARSHALL ISLANDS LIMITED
PARTNERSHIP ACT
The undersigned, Michael Gregos, the Authorized Person of Dynagas LNG Partners LP, for the purpose of forming a Limited Partnership, hereby certifies:

1.	The name of the Limited Partnership is Dynagas LNG Partners LP (the "Limited Partnership").

2.
The registered address of the Limited Partnership in the Marshall Islands is Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960. The name of the Limited Partnership's Registered Agent in the Marshall Islands upon whom process may be served at such address is The Trust Company of the Marshall Islands, Inc.

3.	The name and the business, residence or mailing address of the general partner is:

Name	Address

Dynagas GP LLC	94, Poseidonos Avenue & 2 Nikis Street
P.O. Box 70303
P.C. 166-75
Athens, Greece
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership on this 29th day of May, 2013.

DYNAGAS LNG PARTNERS LP

By:	Dynagas GP LLC
General Partner

/s/ Michael Gregos
	Name:	Michael Gregos
	Title:	Authorized Person